Exhibit 1.01

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Investor Relations Monish Bahl CDC Corporation 678-259-8510 Mbahl@cdcsoftware.com	Media Relations Lorretta Gasper CDC Software 678-259-8631 lgasper@cdcsoftware.com

FOR IMMEDIATE RELEASE

CDC Expects Adjusted EBITDA for the Second Half of 2008 to Exceed Previously-Announced Estimate

HONG KONG, ATLANTA, January 16, 2009 — CDC Corporation (NASDAQ: CHINA), a leading global enterprise software and new media company, today announced that, based upon preliminary financial results and estimates, it expects: (i) Adjusted EBITDA from continuing operations (Adjusted EBITDA) to be in the range of approximately (U.S.)$17.0 million to (U.S.)$19.0 million for the second half of 2008; and (ii) total revenue to be in the range of approximately (U.S.)$95.0 to (U.S.)$97.0 million, for the fourth quarter of 2008.

This revised estimated Adjusted EBITDA range represents an increase of between 207 percent and 243 percent from Adjusted EBITDA in the prior year period, and represents an increase of (U.S.)$1.0 million from the Adjusted EBITDA guidance of $(U.S.)$16.0 million to (U.S.)$18.0 million, that was reaffirmed by the Company on January 8, 2009.

“Despite the serious economic issues facing the global markets, we are pleased with what we expect to be a substantial increase in our Adjusted EBITDA from the prior year period,” said Peter Yip, CEO of CDC Corporation. “We believe these achievements are reflective of the expeditious adjustments we made to our business model to help adapt to today’s global economic malaise, and that our fourth quarter revenue estimates reflect continued revenue growth from CDC Games in the fourth quarter 2008 and the continuation of recurring revenues from CDC Software’s installed maintenance customer base and other repeat business from existing customers. Our maintenance renewal rate is one of the highest in our industry, which we believe results in part from our new product development and releases and our high quality global support service. Generally, recurring revenue streams can be dependable and profitable. We believe these recurring revenues can be especially beneficial to us in today’s difficult market environment.

“As previously announced, we are continuing our efforts to leverage our significant cash on hand and have already purchased convertible notes at less than par value from multiple holders. We intend to continue to negotiate with other note holders for possible early purchases or redemptions of the outstanding notes below par value. In addition, we are continuing our prudent path with regard to expense management from an operational perspective.”

About CDC Corporation
The CDC family of companies includes CDC Software focused on enterprise software applications and services, CDC Games focused on online games, and China.com focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit .

Non-GAAP Financial Measures
This press release includes information relating to Adjusted EBITDA from continuing operations, which is not prepared in accordance with GAAP (the “Non-GAAP Financial Measure”). Non-GAAP Financial Measures are not alternatives for measures such as net income or earnings per share prepared under generally accepted accounting principles in the United States (“GAAP”). Non-GAAP Financial Measures may also be different from non-GAAP measures used by other companies. Non-GAAP Financial Measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.

Investors should be aware that Non-GAAP Financial Measures have inherent limitations, including their variance from certain of the financial measurement principals underlying GAAP, should not be considered as a replacement for GAAP performance measures, and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Supplemental Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.
Preliminary Financial Results
The estimates presented in this press release are preliminary. Adjustments to the estimates and projections set forth in this press release may be identified as a result of, among other things, the company’s audit process for the year ended December 31, 2008. As such, these estimates and our expectations set forth herein, may change materially.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding, with respect to us and our subsidiaries, our expectations relating to revenues and Adjusted EBITDA from continuing operations for us and our CDC Software and CDC Games subsidiaries, including the future performance and amount thereof and other financial measures, our expectations regarding our ongoing cost savings efforts and operational improvements and the effects thereof, our beliefs regarding our future financial and business performance, including the generation of cash from operations, our beliefs and expectations regarding our business strategies, our beliefs and our customers’ beliefs regarding the functionality of our products, our beliefs regarding our maintenance renewal rate and the reasons therefore, our beliefs regarding the recurring nature of part of our revenues and the utility thereof, our expectations regarding future achievements, our expectations regarding our continued discussions with holders of our notes and any potential results thereof, and other statements that are not historical fact, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, including the following: (a) the ability to realize strategic objectives by taking advantage of market opportunities in targeted geographic markets; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the entry of new competitors and their technological advances; (f) the need to develop, integrate and deploy enterprise software applications to meet customer’s requirements; (g) the possibility of development or deployment difficulties or delays; (h) the dependence on customer satisfaction with the company’s software products and services; (i) continued commitment to the deployment of the enterprise software solutions; (j) risks involved in developing software solutions and integrating them with third-party software and services; (k) the continued ability of the company’s enterprise software solutions to address client-specific requirements; (l) demand for and market acceptance of new and existing enterprise software and services and the positioning of the company’s solutions; (m) the ability of staff to operate the enterprise software and extract and utilize information from the company’s enterprise software solutions; (n) the continued cooperation of our strategic and business partners; (o) risks relating to economic conditions and other matters beyond our control; (p) the risk that the preliminary financial results provided herein could differ from our actual results of operations and financial condition; (q) the continued strength of revenues from our installed base customers; and (r) risks relating to our outstanding convertible notes. Further information on risks or other factors that could cause results to differ is detailed in filings or submissions with the United States Securities and Exchange Commission made by CDC Corporation in its Annual Report on Form 20-F for the year ended December 31, 2007, as originally filed with the SEC on June 30, 2008 and amended on September 15, 2008. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise.